UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2008

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-7190	65-0854631
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3790 Park Central Blvd. North, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(954) 917-4114

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On July 25, 2005, Imperial Industries, Inc.’s (the “Company”) subsidiary DFH, Inc. (“DFH”) entered into an agreement with Degussa Wall Systems, Inc. and Degussa Construction Chemical Operations, Inc. (collectively now known as “BASF Construction Chemicals, LLC” or “BASF”) to sell certain assets associated with its manufacturing facility in Kennesaw, Georgia (the “BASF Sales Agreement”).  As part of the transaction, the Company’s subsidiary, Just-Rite Supply, Inc. (“Just-Rite”) entered into a three-year distribution agreement with BASF (the “Distribution Agreement”) to sell products previously manufactured and sold by DFH and now manufactured by BASF.

The Company previously filed a request for confidentiality with the Securities and Exchange Commission (“SEC”) for certain portions of the Distribution Agreement.  In connection therewith, a redacted version of the Distribution Agreement was filed with the SEC as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2005.

The Company has withdrawn its request for confidential treatment of those portions of the Distribution Agreement the and in connection with such withdrawal herewith files the unredacted version of the Distribution Agreement as Exhibit 10.1 to this Form 8-K.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit Number	Description
10.1	Distribution Agreement between Degussa Wall Systems, Inc. and Just-Rite Supply, Inc. dated as of September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.

By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr. Chief Operating Officer/ Principal Executive Officer

Dated:   June 11, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Distribution Agreement between Degussa Wall Systems, Inc. and Just-Rite Supply, Inc. dated as of September 30, 2005.